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                                                                Exhibit 99(a)


[GENENCOR INTERNATIONAL, INC. LOGO]

NEWS FROM
925 Page Mill Road
Palo Alto, CA 94304
650-846-7500 phone
650-845-6507 fax
www.genencor.com
                                    FOR IMMEDIATE RELEASE

                                    FOR MORE INFORMATION CONTACT:
                                    Media: Jack Huttner, +650-846-7500
                                    Investors:  Thomas Rathjen, +650-846-7500

          GENENCOR'S CHIEF EXECUTIVE OFFICER ANNOUNCES RETIREMENT PLANS

        - W. THOMAS MITCHELL TO CONTINUE AS CHAIRMAN OF GENENCOR BOARD -

PALO ALTO, CALIF., AUGUST 23, 2002 -Genencor International, Inc. (NASDAQ:GCOR) today announced that, at a regularly scheduled meeting of its Board of Directors, W. Thomas Mitchell, age 56, formally announced his intention to step down as chief executive officer and president upon the naming of a successor and to retire in 2003. The Board of Directors finalized a succession plan and a search for a successor is underway. Mr. Mitchell will continue in his role as chairman of the board.

         Mr. Mitchell has led Genencor International since 1992 and has guided its growth with great energy and vision. Under his leadership, Genencor has become one of the top biotechnology companies in the world.

         "These past 11 years have been some of the most challenging and rewarding of my professional life but there are other challenges I wish to pursue," said Tom Mitchell. "The time has come for me to leave the day-to-day operations of the Company and turn to a more advisory role as Genencor charts the course to even greater future success."

         "Tom has been a superb leader for Genencor," said Jim Rogers, senior vice president and chief financial officer of Eastman Company and Genencor director. "The business is running well in the hands of a strong team of seasoned executives and it is positioned for continued success. Genencor is in excellent shape for this transition and the Board is pleased that Mr. Mitchell will remain as chairman as the Company progresses through this succession phase."

         "Tom has led Genencor from an industrial enzyme company to a diversified biotechnology company and leaves a strong organization ready for the next generation of leadership," said Joe Mollica, chief executive officer of Pharmacopeia, Genencor director and chairman of the Board's succession planning committee. "The Board is leading a search for a chief executive with a good understanding of


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life science technology and product development to guide the Company in the future. We plan to have the search concluded as soon as possible."


ABOUT GENENCOR
         Genencor International is a diversified biotechnology company that develops and delivers innovative products and services into the health care, agri-processing, industrial and consumer markets. Using an integrated set of technology platforms, Genencor's products deliver innovative and sustainable solutions to many of the problems of everyday life.
         Genencor traces its history to 1982 and has grown to become a leading biotechnology company, with over $325 million in year 2001 annual revenues and more than 3,400 owned and licensed patents and applications. Genencor has principal offices in Palo Alto, California; Rochester, New York; and Leiden, the Netherlands.

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This press release contains forward-looking statements as defined by the Private
Securities Litigation Reform Act of 1995. These include statements concerning plans, objectives, goals, strategies, future events or performance and all other statements which are other than statements of historical fact, including without limitation, statements containing words such as "believes," "anticipates," "expects," "estimates," "projects," "will," "may," "might" and words of a similar nature. Such statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Some important factors that could cause actual results to differ include successful completion of construction prerequisites including negotiation of construction and other contracts and receipt of required regulatory approvals; dependence on the efforts of third parties; dependence on new and uncertain technology and its uncertain application to new business ventures; regulatory actions or delays, or uncertainties related to product development, testing or manufacturing; ability to form and maintain strategic alliances; ability to complete certain transactions and realize anticipated benefits from acquisitions; dependence on certain intellectual property rights of both Genencor and third parties; the competitive nature of Genencor's industry; risks of obsolescence of certain technology; and ability to develop viable products for the health care market including the achievement of successful pre-clinical and clinical results. These and other risk factors are more fully discussed in Genencor's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission. The forward-looking statements contained in this release represent the judgment of Genencor as of the date of this release. Genencor disclaims, however, any intent or obligation to update any forward-looking statements.